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                                     PROXY

    Solicited on behalf of the Board of Directors of National Business Bank (the "Bank") for use at the Special Meeting of Shareholders (the "Meeting") to be
held on            , 1999, at 10:00 a.m. at the offices of Buchalter, Nemer,
Fields & Younger, 601 S. Figueroa Street, Suite 2300, Los Angeles, California 90017.

    The undersigned hereby appoints Joseph Heitzler and Michael Herman and Karol Glover, or any one of them, as Proxies, with the full power of substitution, to vote all shares of Common Stock of the Bank held of record by the undersigned on
           , 1999 at the Meeting or at any adjournments thereof, on the items set forth below and in their discretion upon such other business as may properly come before the Meeting.

    1. Approval of the Plan of Reorganization and Merger Agreement, dated September 14, 1999 by and among California Community Bancshares, Inc., Downey National Bank (now CalWest Bank), and National Business Bank and the transactions contemplated therein:

                  / /  FOR          / /  AGAINST          / /  ABSTAIN

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                            (CONTINUED ON REVERSE SIDE)
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    This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Item 1. All proxies heretofore given by the undersigned are hereby revoked.
Receipt of the Proxy Statement dated            , 1999 is acknowledged.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

                                              Date: _____________________, 1999.

                                              __________________________________
                                                         (Signature)

                                              __________________________________
                                                         (Signature)

                                              Please sign exactly as name
                                              appears hereon. If signing as an
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such, and if signing
                                              for a corporation, give your
                                              title. When shares are in the
                                              names of more than one person,
                                              each should sign.
__________________________________
         Number of Shares